UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2014

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 25, 2014, two subsidiaries of Marriott Vacations Worldwide, Kauai Lagoons LLC and MORI Golf (Kauai), LLC (the “Sellers”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Tower Development Inc. and Lifestyle Retail Properties LLC (together, the “Buyers”) pursuant to which the Sellers agreed to sell to the Buyers undeveloped and partially developed land, an operating golf course and related assets (the “Property”) in Kauai, Hawaii for a purchase price of $60 million in cash (the “Transaction”).

The Purchase and Sale Agreement provides that Buyers will have a 90-day period in which to determine the suitability of the Property for the Buyers’ intended use. In addition, the Buyers will have a 180-day period in which to obtain a level of comfort that their proposed development plans for the Property are feasible and that necessary development entitlements will not be actively opposed by local planning officials. Prior to the expiration of either of such periods, the Buyers may terminate the Purchase and Sale Agreement in their sole discretion. The Purchase and Sale Agreement also contains other customary closing conditions, as well as customary representations, warranties, covenants and indemnification provisions. Marriott Vacations Worldwide cannot assure you that the Transaction will be completed in a timely manner, or at all.

The Purchase and Sale Agreement provides that Marriott Vacations Worldwide will continue to have exclusive access following the closing of the Transaction to certain buildings that are located on the Property, which are currently used in connection with the operation of its Kauai Lagoons – Kalanipu’u resort. Marriott Vacations Worldwide will also have non-exclusive access to other areas of the Property currently used for outdoor activities by guests at that resort. The Purchase and Sale Agreement also provides that Marriott Vacations Worldwide will enter into an agreement regarding the continued use of the golf course by its guests. Other than the Transaction, Marriott Vacations Worldwide does not have any material relationship with the Buyers.

The Purchase and Sale Agreement will be included as an exhibit to Marriott Vacations Worldwide’s next periodic report.

Item 2.02  Results of Operations and Financial Condition.

Marriott Vacations Worldwide Corporation (“Marriott Vacations Worldwide”) today issued a press release reporting financial results for the quarter ended March 28, 2014.

A copy of Marriott Vacations Worldwide’s press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit 99.1	Press release dated April 29, 2014, reporting financial results for the quarter ended March 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: April 29, 2014	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 29, 2014, reporting financial results for the quarter ended March 28, 2014.